UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 27, 2010


                  China Stationery and Office Supply, Inc.
          (Exact name of registrant as specified in its charter)


           DELAWARE                  0-49819            33-0931599
(State or other jurisdiction of  (Commission File     (IRS Employer
incorporation or organization         Number)       Identification No.)

           708 Third Avenue
           New York City, NY                            10017
    (Address of principal executive offices)         (Zip Code)

Registrant's Telephone number, including area code:  (212) 508-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 19, 2011, the registrant entered into an Agreement and Plan of Reorganization with Global Arena Holding Subsidiary Corp., a
Delaware corporation.   John Matthews and Josh Winkler are officers and
directors of the registrant and Global Arena.

Pursuant to the Agreement and Plan of Reorganization, Global Arena shall be merged into the registrant. Shareholders of Global Arena shall receive 1.5 common shares of the registrant for every common share of Global Arena for an aggregate of eighteen million (18,000,000) common shares. Additionally, the name of the registrant shall be changed to Global Arena Holding Corp. Prior to the closing of the merger, the registrant shall effectuate a 1 for 20 reverse stock split of its common shares. As a result, after the reverse stock split, the registrant shall have a total of 409,524 common shares issued and outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 1, 2011, Wei Chenghui, as manager of Ningbo Binbin
Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement.

Pursuant to an Assignment and Assumption and Management Agreement dated October 27, 2010, the registrant granted the manager an irrevocable call option to acquire all of the registered capital of the Ningbo Binbin. The manager also granted to the registrant an irrevocable put option to cause the manager to purchase all of the registered capital of Ningbo Binbin. Either the put option or the call option could be exercised at any time when Ningbo Binbin does not represent substantially all of the assets of the registrant. In addition, the call option could be exercised by the manager at any time on or after January 1, 2011.

	Upon exercise of the call option, the manager delivered to the registrant, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock and a written personal and unconditional
guarantee of the obligations of Ningbo Binbin.   The registrant will
provide any reasonable assistance required by the manager to affect the registration with the government of China of the transfer of the registered capital of Ningbo Binbin.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 27, 2010, Wei Chenghui resigned all held corporate offices in anticipation of a subsequent change in control of the registrant.

   John S. Matthews has accepted the appointment of chief executive officer as of October 27, 2010.

Mr. Matthews has been the chief executive officer of Global Arena since February 2008. From January 2006 to February 2008, Mr. Matthews was the president of Clark Dodge, a FINRA registered broker/dealer.

From January 2003 to September 2005, Mr. Matthews was the chairman of JSM Capital Holding Corp., held the independent contractor agreement for two Office of Supervisory Jurisdictions with vFinance Investments, Inc. and was responsible for all supervision of 35 registered representatives.

Concurrently, during the period from January 2003 until October 2004, Mr. Matthews served as the president of vFinance Investments and was responsible for all retail sales of 165 registered representatives and 28 branch offices.

From 2001 through 2003, Mr. Matthews served as Chairman of Ehrenkranz, King & Nussbaum, a NASD broker/dealer.

From 1996 to 2000, Mr. Matthews served as chairman and chief executive officer of Weatherly Securities Corp., a full service NASD brokerage firm. In May 2000, Weatherly Securities was sold to Weatherly
International PLC, a publicly-traded company listed on the London Stock Exchange's Alternative Investment Market.

From 1992 to 1996, Mr. Matthews worked as a registered representative, qualifying as a NASD Series 24 principal in 1992. Over the course of his career, Mr. Matthews has gained extensive experience with the daily operation and administration of a financial services firm.

Prior to entering the securities industry, Mr. Matthews served as the director of former U.S. Senator Daniel Patrick Moynihan's New York office, where he served as the senator's ombudsman responsible for legislative initiatives and constituent services. Mr. Matthews was also actively involved I Senator Moynihan's successful 1988 election campaign.

Mr. Matthews graduated with a bachelor of arts from Long Island
University in 1986.

   Josh Winkler has accepted the appointment of chief financial officer as of October 27, 2010.

Mr. Winkler has been the chairman of the board of Global Arena since February 2008. Mr. Winkler has extensive background and experience in accounting, operations and financing especially in the healthcare, telecommunications, technology, entertainment, finance, among other sectors. In the last several years, Mr. Winkler has been involved in venture and growth capital financing business representing ultra high net worth individuals. He brings with him an extensive managerial and operation experience. From 2006 to 2008, after his retirement from IDT and Net2Phone, Mr. Winkler worked at BullDog Entertainment, LLC in the entertainment sector in ticketing and promotions, a company which was later sold to Warner Music Group.

From 1995 to 2002, Mr. Winkler served as the president of the retail division of IDT Corporation (NYSE: IDT), where he was an executive officer and member of the board of directors. His executive duties put him in control of the worldwide phone cards division. He also spun off a group known as Net2Phone which was later sold to AT&T. Prior to 1995, Mr. Winkler was the president of a leading medical complex and laboratory that provided family primary and urgent care for over ten years until it was sold. Prior to 1985, Mr. Winkler practiced as a certified public accountant for nearly ten years for national accounting and audit firms including Oppenheimer, Apple, Dixon & Company and other firms with strong taxation practices.

Item 9.01   Financial Statements and Exhibits.

Financial Statements
(a) Financial statements of business acquired - to be filed by amendment.

(b) Exhibits

(10-1) Agreement and Plan of Reorganization by and between the registrant and Global Arena Holding Subsidiary Corp. dated January 14,
2011

(10-2)  Assignment and Assumption and Management Agreement dated
October 27, 2010



                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Stationery & Office Supply, Inc.

John Matthews
----------------------
Chief Executive Officer

Date:  January 24, 2011